SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2004

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 9. Regulation FD Disclosure.
Item 7. Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 9. Regulation FD Disclosure.

     On May 4, 2004 Terayon Communication Systems, Inc. (Company) issued a press release announcing the introduction of the Company’s FLEXable Commercial Services solution, which allows commercial-grade voice and data services that work with existing internal networks and back-office infrastructure. The press release is attached hereto as Exhibit 99.1.

     On May 5, 2004 Terayon Communication Systems, Inc. (Company) issued a press release announcing an alliance between the Company and Juniper Networks to create flexible network architectures for delivering broadband services over cable networks. The press release is attached hereto as Exhibit 99.2

     On May 12, 2004 Terayon Communication Systems, Inc. (Company) issued a press release announcing that Kinetic Strategies has named the Company the number two provider of cable modems worldwide. The press release is attached hereto as Exhibit 99.3.

     On May 17, 2004 Terayon Communication Systems, Inc. (Company) issued a press release announcing that it has signed a partnership agreement with TANDBERG Television. The press release is attached hereto as Exhibit 99.4.

Item 7. Exhibits.

99.1	Press Release, dated as of May 4, 2004, entitled Terayon and Axerra Enable Cable Operators to Serve Lucrative Corporate Market With the FLEXable Commercial Services Solution.
99.2	Press Release, dated as of May 5, 2004, entitled Terayon and Juniper Networks Announce an alliance to enable “Best of Breed” Architecture for Delivery of Advanced Cable Broadband Services.
99.3	Press Release, dated as of May 12, 2004, entitled Terayon Solidifies Ranking as Number Two Provider of Cable Modems Worldwide.
99.4	Press Release, dated as of May 17, 2004, entitled Terayon and TANDBERG Television Partner to Deliver Digital Video Solutions Worldwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
By:	/s/ Edward Lopez
Edward Lopez
Senior Vice President, General Counsel and Human Resources

Date: May 18, 2004

INDEX OF EXHIBITS

99.1	Press Release, dated as of May 4, 2004, entitled Terayon and Axerra Enable Cable Operators to Serve Lucrative Corporate Market With the FLEXable Commercial Services Solution.
99.2	Press Release, dated as of May 5, 2004, entitled Terayon and Juniper Networks Announce an alliance to enable “Best of Breed” Architecture for Delivery of Advanced Cable Broadband Services.
99.3	Press Release, dated as of May 12, 2004, entitled Terayon Solidifies Ranking as Number Two Provider of Cable Modems Worldwide.
99.4	Press Release, dated as of May 17, 2004, entitled Terayon and TANDBERG Television Partner to Deliver Digital Video Solutions Worldwide.